Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001	FIRM/AFFILIATE OFFICES

TEL: (212) 735-3000	BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON
FAX: (212) 735-2000
www.skadden.com

August 10, 2023	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO
F&G Annuities & Life, Inc.
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309

Re:	F&G Annuities & Life, Inc.
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special United States counsel to F&G Annuities & Life, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 filed by the Company and the Guarantors (as defined below) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) (such registration statement being hereinafter referred to as the “Registration Statement”) relating to up to $500,000,000 aggregate principal amount of the Company’s 7.400% Senior Notes due 2028 (the “Exchange Notes”) to be issued pursuant to an offer (the “Exchange Offer”) to exchange such Exchange Notes for a like principal amount of the Company’s issued and outstanding 7.400% Senior Notes due 2028 (the “Original Notes”), as contemplated by the Registration Rights Agreement, dated as of January 13, 2023 (the “Registration Rights Agreement”), among the Company, the Guarantors (as defined below) and BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers of the Original Notes.
The Exchange Notes are to be issued under the Indenture, dated as of January 13, 2023 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 13, 2023 (the “First Supplemental Indenture”), in each case among the Company, the entities identified on Schedule 1 hereto (collectively, the “Delaware Guarantors”; the Delaware Guarantors, together with the Company, the “Specified Opinion Parties”) and Citibank, N.A., as trustee (the “Trustee”), and the Second Supplemental Indenture, dated as of January 26, 2023

F&G Annuities & Life, Inc.
August 10, 2023

(the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between CF Bermuda Holdings Limited (“CF Bermuda” and, together with the Delaware Guarantors, the “Guarantors”) and the Trustee. The Indenture provides for the guarantee of the Original Notes and the Exchange Notes by the Guarantors. The Company, the Delaware Guarantors and CF Bermuda are collectively referred to herein as the “Opinion Parties.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the Registration Statement;
(b)    an executed copy of the Registration Rights Agreement;
(c)    an executed copy of the Base Indenture, including Article 10 thereof containing the guaranty obligations of the Delaware Guarantors of the Exchange Notes (the “Delaware Guarantor Guarantees”);
(d)    an executed copy of the First Supplemental Indenture;
(e)    an executed copy of the Second Supplemental Indenture, including Section 2.1 thereof containing the guaranty obligations of CF Bermuda of the Exchange Notes on the terms and subject to the conditions set forth in the Base Indenture, including, but not limited to, Article 10 thereof (the “CF Bermuda Guarantee” and, together with the Delaware Guarantor Guarantees, the “Exchange Guarantees”);
(f)    the form of global certificate evidencing the Exchange Notes to be registered in the name of Cede & Co. and included as an exhibit to the Registration Statement (the “Exchange Note Certificate”);
(g)    an executed copy of a certificate of Jodi Ahlman, General Counsel and Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”);
(h)    executed copies of the certificates of Jodi Ahlman, Senior Vice President, General Counsel and Secretary of each of the Delaware Guarantors, each dated the date hereof (together with the Company Secretary’s Certificate, the “Secretary’s Certificates”);
(i)    copies of each Specified Opinion Party’s Certificate of Incorporation, as amended and in effect as of the date specified on Schedule 2 hereto, and certified by the Secretary of State of the State of Delaware as of the date specified on Schedule 2 hereto and certified pursuant to the applicable Secretary’s Certificate;
(j)    copies of each Specified Opinion Party’s Bylaws, as amended and in effect as of the date specified on Schedule 2 hereto, and certified pursuant to the applicable Secretary’s Certificate; and

F&G Annuities & Life, Inc.
August 10, 2023

(k)    copies of certain resolutions adopted by the Board of Directors of each Specified Opinion Party, as of the date specified on Schedule 2 hereto, certified pursuant to the applicable Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificates and the factual representations and warranties contained in the Transaction Documents (as defined below).
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as the “Opined-on Law”).
As used herein, “Transaction Documents” means the Indenture (including the Exchange Guarantees provided for therein), the Exchange Note Certificate and the Registration Rights Agreement.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.    The Exchange Note Certificate, in the form examined by us, has been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when duly executed by the Company and authenticated by the Trustee and issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes to be surrendered in exchange therefor in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”), the Exchange Note Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
2.    The Exchange Guarantee of each Delaware Guarantor has been duly authorized by all requisite corporate action on the part of such Delaware Guarantor under the DGCL.

F&G Annuities & Life, Inc.
August 10, 2023

3.    When the Registration Statement, as fully amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the TIA and when the Exchange Note Certificate, in the form examined by us, has been duly executed by the Company, authenticated by the Trustee and issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes to be surrendered in exchange therefor in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Guarantee of each Guarantor will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:
(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)    we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;
(c)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(d)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(e)    the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);
(f)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

F&G Annuities & Life, Inc.
August 10, 2023

(g)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code;
(h)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;
(i)    we do not express any opinion with respect to Section 12.9 of the Base Indenture to the extent that such section provides for a waiver of trial by jury;
(j)    we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;
(k)    we do not express any opinion with respect to the enforceability of Section 10.1 of the Base Indenture and Section 2.1 of the Second Supplemental Indenture to the extent that such sections provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;
(l)    we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.2 of the Base Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the obligations under the Indenture;
(m)    we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;
(n)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;
(o)    we do not express any opinion whether the execution or delivery of any Transaction Document by any Opinion Party, or the performance by any Opinion Party of its obligations under any Transaction Document to which such Opinion Party is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to

F&G Annuities & Life, Inc.
August 10, 2023

financial ratios or tests or any aspect of the financial condition or results of operations of any Opinion Party or any of its subsidiaries; and
(p)    we have assumed that subsequent to the effectiveness of the Base Indenture, the Base Indenture has not been modified, amended, restated, supplemented or terminated, other than by the First Supplemental Indenture and the Second Supplemental Indenture, and that the Indenture will constitute the valid and binding obligation of the Opinion Parties immediately prior to the issuance of the Exchange Note Certificate and the Exchange Guarantees.
In addition, in rendering the foregoing opinions we have assumed that:
(a)    CF Bermuda (i) is duly organized and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which CF Bermuda is a party;
(b)    CF Bermuda has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which CF Bermuda is a party;
(c)    each of the Transaction Documents to which CF Bermuda is a party has been duly authorized, executed and delivered by all requisite corporate action on the part of CF Bermuda;
(d)    neither the execution and delivery by each Opinion Party of the Transaction Documents to which it is a party nor the performance by such Opinion Party of its obligations under each of the Transaction Documents to which it is a party, including the issuance of the Exchange Notes and the Exchange Guarantees: (i) conflicts or will conflict with the organizational documents of CF Bermuda, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which any Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are filed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2022), (iii) contravenes or will contravene any order or decree of any governmental authority to which any Opinion Party or its property is subject, or (iv) violates or will violate any law, rule or regulation to which any Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and
(e)    neither the execution and delivery by each Opinion Party of the Transaction Documents to which it is a party nor the performance by each Opinion Party of its obligations under each of the Transaction Documents to which it is a party, including the issuance of the Exchange Notes and the Exchange Guarantees, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

F&G Annuities & Life, Inc.
August 10, 2023

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
DSY

Schedule 1
Delaware Guarantors
1.FGL US Holdings Inc., a Delaware corporation
2.Fidelity & Guaranty Life Business Services, Inc., a Delaware corporation
3.Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation

Schedule 2
Resolutions, Certification and Governance Documents of the Specified Opinion Parties

Name	Date of Charter Certification by Delaware Secretary of State	Description of Certified Charter	Description of Bylaws	Date of Adoption of Resolutions
F&G Annuities & Life, Inc.	August 10, 2023	Certificate of Incorporation dated as of August 7, 2020. Amended and Restated Certificate of Incorporation dated as of November 30, 2022	Bylaws dated as of August 7, 2020 Amended and Restated Bylaws dated as of November 30, 2022	Board of Directors September 9, 2022
FGL US Holdings Inc.	August 10, 2023	Certificate of Incorporation dated as of May 19, 2017	Bylaws dated as of May 19, 2017	Board of Directors January 3, 2023
Fidelity & Guaranty Life Business Services, Inc.	August 10, 2023	Certificate of Incorporation dated as of February 8, 2001, as amended on September 11, 2001, March 3, 2004 and April 11, 2011	Bylaws dated as of February 8, 2001	Board of Directors January 3, 2023
Fidelity & Guaranty Life Holdings, Inc.	August 10, 2023	Certificate of Incorporation dated as of January 25, 2001, as amended on March 15, 2001, April 11, 2011, May 16, 2012 and December 27, 2012	Bylaws dated as of November 1, 2001	Board of Directors January 3, 2023